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                                                                   EXHIBIT 10.10



                                    AGREEMENT



               Agreement made as of September 14, 1994 by and between Sid Craig ("Executive") and Jenny Craig, Inc. (the "Company").

               A. WHEREAS, Executive and the Company entered into an Employment Agreement dated as of November 5, 1991 (the "Employment Agreement") which is scheduled to terminate on November 4, 1994; and

               B. WHEREAS, Executive and the Company desire to extend the term of the Employment Agreement in accordance with the terms hereof.

               NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

               1. Extension of Employment Agreement. The term of the Employment Agreement shall be extended for a one-year period commencing on November 5, 1994 and on each anniversary of such date thereafter shall be automatically extended for additional one-year periods unless Executive or the Company shall give the other party written notice, at least sixty days prior to the expiration of any such year, that such party desires that the Employment Agreement not be extended in which event the Employment Agreement will terminate at the expiration of any such year.

               2. Bonus Payments. The Company's obligation to pay a bonus to Executive pursuant to Section 3(b) of the Employment Agreement (the "Performance-Based Compensation") shall, to the extent (and only to the extent) that the payment of such bonus would cause Executive's aggregate compensation from the Company for any fiscal year to exceed $1,000,000, be subject to and contingent upon approval of the material terms of the Performance-Based Compensation by the holders of a majority of the Company's voting shares at the 1995 annual meeting of stockholders of the Company. The Company agrees to submit the Performance-Based Compensation to the holders of the voting shares of the Company for approval at the 1995 annual meeting of stockholders of the Company, and payment of that portion of Performance-Based Compensation, if any, which could not be paid pending such approval shall be paid within 5 business days of the date of the meeting at which such approval is obtained.

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               3. No Additional Amendment. Except as expressly modified and amended hereby, the Employment Agreement, and each and all of the terms and provisions thereof, shall remain in full force and effect and is ratified hereby.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                                        /s/ SID CRAIG
                                        ----------------------------------------
                                            Sid Craig


                                        JENNY CRAIG, INC.


                                        By: /s/ C. JOSEPH LABONTE
                                            ------------------------------------
                                            C. Joseph LaBonte, President
                                            and Chief Executive Officer



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